Exhibit 99.1

HeartCore Reports 2024 Financial Results

NEW YORK and TOKYO, March 31, 2025 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), a leading enterprise software and consulting services company based in Tokyo, reported financial results for the year ended December 31, 2024.

Recent Operational & Financial Highlights

●	2024 revenue increased 39% to $30.4 million year-over-year

●	HeartCore recorded $7.2 million in impairment of goodwill and intangible asset related to acquisition of its subsidiary Sigmaways. The losses are considered as a one-time occurrence that will not affect the Company’s business and financial performance in the future quarters.

●	Established new business development team aimed at strengthening customer success across HeartCore’s CMS business

●	Announced plans to expand the Go IPO consulting business into South Korea. The Company adjusted its scheduled South Korea IPO seminar event to September 2025

●	Announced new digital customer experience initiatives and cross-selling efforts

●	Regained compliance with Nasdaq’s continued listing requirements

●	Expanded CMS platform offering into a SaaS delivery model

●	Entered into a sales collaboration with Tosho Computer Systems Co., Ltd.

●	Announced transition from annual contracts to multi-year agreements for core software business contracts

●	Partnered with NTT Data Business Brains Corporation to enhance website development service capabilities

●	Achieved top market share in Japan for nine consecutive years

●	Awarded new contract from Fourmix Co., Ltd. to implement CMS platform

Management Commentary

HeartCore CEO Sumitaka Kanno commented: “Over the past year, we made several strategic advancements in our software business model, all aimed at driving sustainable and predictable revenue growth, improving margins, and enhancing our ability to effectively cross-sell and upsell to our 1,000+ enterprise customers. While we are confident that the initiatives we have implemented will yield meaningful returns, we have also recognized that strategic acquisitions will be critical to maintaining our market leadership in Japan and sustaining our strong customer retention rate. With a well-established customer base built over the years, our acquisition strategy will primarily focus on deepening wallet share with each client we are engaged with, while seamlessly complementing and enhancing our existing suite of software solutions. This will include acquiring companies with synergistic technologies that align with our core offerings and leveraging effective use of AI to strengthen our value proposition and competitive edge. Outside of acquisitions, another key focus for HeartCore will be to accelerate the development of new products geared for global expansion in 2025, with the target launch aimed for the first half of 2026. Currently, only a small portion of our customer base consists of enterprises outside of Japan. By focusing on creating globally scalable solutions and enhancing our offerings with synergistic technologies through strategic acquisitions, we aim to expand our presence across international markets and drive additional growth in our software business.”

“Looking at our financial performance, we recorded approximately $7.2 million in impairment of goodwill and intangible asset, primarily related to our subsidiary, Sigmaways. While these losses impacted our full-year results, they are classified as one-time occurrences and are not expected to affect our financial performance in future quarters. To address this, we have already implemented several corrective measures, including separating Sigmaways’ liabilities and suspending all transactions with small venture companies to minimize any non-essential costs. While net loss for the year was $5.2 million, we believe a more relevant measure of our performance is adjusted EBITDA, which totaled $7.3 million for 2024, as it excludes the losses related to Sigmaways. Nevertheless, our subsidiaries continue to deliver synergistic technologies that enable us to effectively upsell and cross-sell to our shared clients. We believe that over the long term, as we continue to develop and innovate our solutions, acquire new technologies through M&A, and tap into mutual client portfolios across our partners and subsidiaries, we will drive positive outcomes for our financial performance.”

“Outside of exploring synergistic M&A opportunities within our software business to fuel growth, we are also focused on expanding our Go IPO business. We recently announced our plans to extend our service into South Korea and have formed a strategic partnership with a venture fund in the region. To kick off this initiative, we will be hosting a seminar in September of this year. South Korea will be the first of several markets we aim to expand into across the APAC region, as IPO interests from foreign issuers have steadily increased over the years. Expanding beyond Japan’s borders marks a significant milestone for our Go IPO business, opening up new opportunities for us to leverage. To ensure successful market entry, we are actively seeking strategic partnerships, such as in South Korea, to gain access to their clientele portfolio that are interested in our services. We remain dedicated to executing both lines of business and look forward to our growth prospects throughout 2025.”

2024 Financial Results

Revenues increased 39% to $30.4 million, compared to $21.8 million in the same period last year. The increase was primarily due to revenue from warrants and ordinary shares associated with the successful listing of two Go IPO consulting service clients.

Gross profit increased 121% to $17.8 million, compared to $8.1 million in the same period last year. The increase was primarily due to the aforementioned reason.

Operating expenses increased 46% to $17.8 million, compared to $12.2 million in the same period last year. The increase was primarily due to impairment of goodwill and intangible asset totaling approximately $7.2 million primarily related to our subsidiary, Sigmaways. The Company anticipates these impairment losses to be a one-time occurrence and does not foresee any material impact on its financial performance in future quarters.

Net loss for 2024 was $5.2 million. Net loss attributable to HeartCore improved to $1.5 million, compared to a loss of $4.2 million in the same period last year.

Adjusted EBITDA for the year totaled $7.3 million compared to $(3.6) million in the same period last year.

As of December 31, 2024, the Company had cash and cash equivalents of $2.1 million, compared to $1.0 million on December 31, 2023.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company's products and services is available at and https://heartcore-enterprises.com/.

Non-GAAP Financial Measures Disclaimer

This document includes references to adjusted EBITDA, which is a non-GAAP financial measure. For the purposes of this presentation, adjusted EBITDA is calculated by adjusting net loss to exclude depreciation and amortization, impairment of intangible asset, and impairment of goodwill.

This measure is presented as supplemental information and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.

Management believes that this adjusted EBITDA provides useful information to investors by highlighting the company’s core operational performance, excluding non-cash and non-recurring items. However, non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Item		FY24		FY23
Net Loss	-$	5.2 million	-$	4.9 million
(+) Depreciation		$0.1 million		$0.1 million
(+) Impairment loss on goodwill		$3.3 million		$0.0 million
(+) Impairment loss on intangible assets		$3.9 million		$0.0 million
(+) Changes in fair value of investments in marketable securities		$2.4 million		$0.6 million
(+) Changes in fair value of investment in warrants	-$	1.7 million		$0.5 million
(+) Loss on sale of warrants		$4.0 million		$0.0 million
(+) Impairment of investment in equity securities		$0.3 million		$0.0 million
(+) Loss on forgiveness of note receivable		$0.1 million		$0.0 million
(+) Interest income		$0.0 million	-$	0.1 million
(+) Interest expenses		$0.1 million		$0.2 million
(+) Government grants		$0.0 million	-$	0.1 million
Adjusted EBITDA		$7.3 million	-$	3.6 million

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash and cash equivalents	$2,121,089	$1,012,479
Accounts receivable	1,950,050	2,623,682
Investments in marketable securities	4,495,703	642,348
Investment in equity securities	-	300,000
Prepaid expenses	458,839	536,865
Current portion of long-term note receivable	100,000	100,000
Due from related party	40,139	44,758
Other current assets	251,545	234,761
Total current assets	9,417,365	5,494,893

Non-current assets:
Accounts receivable, non-current	752,930	-
Property and equipment, net	584,854	763,730
Operating lease right-of-use assets	1,936,097	2,467,889
Intangible asset, net	-	4,515,625
Goodwill	-	3,276,441
Long-term investment in warrants	577,786	2,004,308
Long-term note receivable	100,000	200,000
Deferred tax assets	152,300	369,436
Security deposits	307,996	348,428
Long-term loan receivable from related party	123,928	182,946
Other non-current assets	11,778	71
Total non-current assets	4,547,669	14,128,874

Total assets	$13,965,034	$19,623,767

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,039,323	$1,757,038
Accounts payable and accrued expenses - related party	47,199	-
Accrued payroll and other employee costs	675,502	723,305
Due to related parties	932	1,476
Short-term debt	-	135,937
Short-term debt - related party	75,000	-
Current portion of long-term debts	401,255	371,783
Insurance premium financing	16,626	-
Factoring liability	172,394	562,767
Operating lease liabilities, current	371,951	396,535
Finance lease liabilities, current	15,956	17,445
Income tax payables	822,014	162,689
Deferred revenue	1,876,490	2,166,175
Other current liabilities	907,080	216,405
Total current liabilities	7,421,722	6,511,555

Non-current liabilities:
Long-term debts	1,238,813	1,770,352
Operating lease liabilities, non-current	1,614,996	2,135,160
Finance lease liabilities, non-current	43,593	66,779
Deferred tax liabilities	-	1,264,375
Other non-current liabilities	183,895	208,732
Total non-current liabilities	3,081,297	5,445,398

Total liabilities	10,503,019	11,956,953

Shareholders' equity:
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and 2023)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 21,937,987 and 20,842,690 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	2,193	2,083
Subscription receivable	(103,942)	-
Additional paid-in capital	20,656,153	19,594,801
Accumulated deficit	(16,244,843)	(14,763,469)
Accumulated other comprehensive income	343,936	331,881
Total HeartCore Enterprises, Inc. shareholders' equity	4,653,497	5,165,296
Non-controlling interests	(1,191,482)	2,501,518
Total shareholders' equity	3,462,015	7,666,814

Total liabilities and shareholders' equity	$13,965,034	$19,623,767

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended December 31,	For the year ended December 31,
	2024	2023

Revenues	$30,407,229	$21,845,830
Cost of revenues	12,579,359	13,778,416
Gross profit	17,827,870	8,067,414

Operating expenses:
Selling expenses	1,255,368	1,516,247
General and administrative expenses	8,623,587	9,651,381
Research and development expenses	729,584	1,019,141
Impairment of intangible asset	3,878,125	-
Impairment of goodwill	3,276,441	-
Total operating expenses	17,763,105	12,186,769

Income (loss) from operations	64,765	(4,119,355)

Other income (expenses):
Changes in fair value of investments in marketable securities	(2,412,385)	(615,520)
Changes in fair value of investment in warrants	1,657,699	(501,445)
Loss on sale of warrants	(3,970,628)	-
Impairment of investment in equity securities	(300,000)	-
Loss on forgiveness of note receivable	(100,000)	-
Interest income	18,835	70,624
Interest expenses	(144,033)	(162,968)
Government grants	-	76,612
Other income	260,918	366,283
Other expenses	(424,893)	(124,595)
Total other expenses	(5,414,487)	(891,009)

Loss before income tax benefit	(5,349,722)	(5,010,364)

Income tax benefit	(136,822)	(133,664)

Net loss	(5,212,900)	(4,876,700)
Less: net loss attributable to non-controlling interests	(3,731,526)	(686,810)
Net loss attributable to HeartCore Enterprises, Inc.	$(1,481,374)	$(4,189,890)

Other comprehensive loss:
Foreign currency translation adjustment	(16,614)	(34,628)

Total comprehensive loss	(5,229,514)	(4,911,328)
Less: comprehensive loss attributable to non-controlling interests	(3,760,195)	(688,482)
Comprehensive loss attributable to HeartCore Enterprises, Inc.	$(1,469,319)	$(4,222,846)

Net loss per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.07)	$(0.21)
Diluted	$(0.07)	$(0.21)

Weighted average common shares outstanding
Basic	20,940,956	20,404,642
Diluted	20,940,956	20,404,642

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,	For the year ended December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(5,212,900)	$(4,876,700)
Adjustments to reconcile net loss to net cash flows
used in operating activities:
Depreciation and amortization expenses	749,639	683,019
Loss (gain) on disposal of property and equipment	1,894	(4,514)
Amortization of debt issuance costs	4,567	3,733
Non-cash lease expense	365,531	346,070
Loss (gain) on termination of lease	(469)	76
Impairment of intangible asset	3,878,125	-
Impairment of goodwill	3,276,441	-
Deferred income taxes	(1,076,600)	(291,596)
Stock-based compensation	368,744	1,430,513
Marketable securities received as noncash consideration	(572,010)	-
Warrants received as noncash consideration	(12,969,683)	(3,763,621)
Changes in fair value of investments in marketable securities	2,412,385	615,520
Changes in fair value of investment in warrants	(1,657,699)	501,445
Loss on sale of warrants	3,970,628	-
Impairment of investment in equity securities	300,000	-
Impairment of investment in SAFE	75,000	-
Loss on forgiveness of note receivable	100,000	-
Changes in assets and liabilities:
Accounts receivable	(193,369)	(338,312)
Prepaid expenses	210,477	359,310
Other assets	(38,336)	(133,550)
Accounts payable and accrued expenses	331,685	532,790
Accounts payable and accrued expenses - related party	47,955	-
Accrued payroll and other employee costs	3,623	152,101
Due to related parties	(1,338)	1,123
Operating lease liabilities	(371,877)	(327,877)
Income tax payables	669,142	162,045
Deferred revenue	(156,527)	553,130
Other liabilities	710,001	64,086
Net cash flows used in operating activities	(4,774,971)	(4,331,209)

Cash flows from investing activities:
Purchases of property and equipment	(7,446)	(526,260)
Proceeds from disposal of property and equipment	-	24,814
Advance on note receivable	-	(600,000)
Purchase of investment in SAFE	(75,000)	-
Net proceeds from sale of warrants	5,640,000	-
Proceeds from sale of marketable securities	749,546	-
Repayment of loan provided to related party	42,104	45,404
Payment for acquisition of subsidiary, net of cash acquired	-	(724,910)
Net cash flows provided by (used in) investing activities	6,349,204	(1,780,952)

Cash flows from financing activities:
Payments for finance leases	(16,766)	(22,422)
Proceeds from short-term and long-term debts	68,138	710,107
Proceeds from related party debt	75,000	-
Repayment of short-term and long-term debts	(554,553)	(711,395)
Repayment of insurance premium financing	(156,063)	(389,035)
Net proceeds from factoring arrangement	-	562,767
Net repayment of factoring arrangement	(390,373)	-
Payments for debt issuance costs	-	(13,828)
Distribution of dividends	(834,566)	-
Capital contribution from non-controlling shareholder	67,195	-
Proceeds from issuance of common shares	1,423,342	-
Net cash flows provide by (used in) financing activities	(318,646)	136,194

Effect of exchange rate changes	(146,977)	(188,880)

Net change in cash and cash equivalents	1,108,610	(6,164,847)

Cash and cash equivalents - beginning of the year	1,012,479	7,177,326

Cash and cash equivalents - end of the year	$2,121,089	$1,012,479

Supplemental cash flow disclosures:
Interest paid	$143,101	$85,634
Income taxes paid	$298,466	$91,707

Non-cash investing and financing transactions
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$-	$93,217
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$125,735	$317,040
Remeasurement of operating lease liabilities and right-of-use assets due to lease modification	$23,956	$30,186
Insurance premium financing	$172,689	$389,035
Common shares issued for acquisition of subsidiary	$-	$3,150,000
Warrants converted to marketable securities	$6,443,276	$1,257,868
Note receivable converted to investment in equity securities	$-	$300,000